UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 6, 2009 (April 16, 2009)

China New Energy Group Company

(Exact name of registrant as specified in its charter)

Delaware	001-32691	65-0972647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 1703 and 1704, A Building, No. 1, Hongji Apartment, Jin Wei Road
He Bei District, Tianjin, China
(Address of principal executive offices)

(86 22) 5829 9778
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On April 30, 2009, China New Energy Group Company (the “Company”) entered into a Series B Convertible Preferred Stock Securities Purchase Agreement (the “SPA”) with China Hand Fund I L.P. (“China Hand”).

Pursuant to the SPA, on May 1, 2009, the Company issued and sold to China Hand, and China Hand purchased from the Company, 1,116,388 shares of the Company’s Series B Convertible Preferred Stock (“Series B Preferred Stock”) and warrants (the “Warrants”) to purchase 7,814,719 shares of its Common Stock at an initial exercise price of $0.187 per share (subject to adjustments) for a period of five (5) years following the date of issuance for an aggregate purchase price of $5,400,000 (the “Private Placement”).

Additionally, the Company agreed to make good provisions that will require the Company to issue to China Hand up to 334,916 additional shares (the “Make Good Shares”) of its Series B Preferred Stock if it does not achieve an audited after-tax net income of $5.0 million for the year ending December 31, 2009 (the “2009 Income Target”); if the Company is successful in achieving the 2009 Income Target, China Hand will transfer 22,327 shares of its Series B Preferred Stock to certain members of the Company’s management, which shares have been deposited into an escrow account.  The Company also agreed to issue to China Hand 27,910 shares of Series B Preferred Stock if the Company’s Common Stock is not listed for trading on a national securities exchange on or before January 31, 2010 (the “Listing Shares”).

In connection with the signing of the SPA, on April 30, 2009, the Company also entered into a Closing Escrow Agreement by and among the Company, China Hand and Escrow LLC (the “Escrow Agent”), pursuant to which China Hand agreed to deposit all funds due to the Company under the SPA in escrow until such time as all closing conditions of the SPA have been satisfied and the Escrow Agent shall have received notice, executed by both the Company and China Hand, instructing the Escrow Agent to release such funds to the Company. The Closing Escrow Agreement terminates upon the release of all funds from escrow as described above, or upon the 90th day following the date of the Closing Escrow Agreement if no such instructions to disburse funds is received by the Escrow Agent, on which date all such funds will be returned to China Hand.

On May 1, 2009, the company and China Hand consummated the Private Placement and all of the Series B Preferred Stock and the Warrants were sold to China Hand and payment was received for such securities by the Company. Kuhns Brothers Securities Corporation (“Kuhns Brothers”) acted as placement agent in connection with the Private Placement. As compensation for its services, Kuhns Brothers received a cash fee equal to $540,000, representing 10% of the gross proceeds received from the Private Placement, as well as warrants to purchase 3,907,358 shares of the Company’s Common Stock (the “Agent Warrants”), representing 10% the aggregate number of shares of common stock issuable to China Hand in the Private Placement upon conversion of the Preferred Stock.

In connection with the closing of the Private Placement, the Company and China Hand amended and restated that certain  registration rights agreement between the Company and China Hand dated August 20, 2008.  Pursuant to the Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”),  among other things, the Company agreed to register all of the shares of common stock underlying the securities issued to China Hand in the Private Placement, as well as the private placement that was consummated on August 20, 2008 (collectively, the “Shares”) within a pre-defined period. Under the terms of the Amended and Restated Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) under the Securities Act of 1933 covering the resale of the Shares by May 30, 2009. The Company is subject to registration delay payments in amounts prescribed by the Amended and Restated Registration Rights Agreement if it is unable to file the Registration Statement, cause it to become effective or maintain its effectiveness as required by the Amended and Restated Registration Rights Agreement.  Registration delay payments will accrue at a rate of $54,000 per month or one percent (1%) of the gross proceeds of the Private Placement; provided that the maximum aggregate amount of the registration delay payments pursuant to the Amended and Restated Registration Rights Agreement is $810,000, or fifteen percent (15%) of the gross proceeds of the Private Placement.

Also in connection with the closing of the Private Placement, the Company entered into a Securities Escrow Agreement with China Hand and the Escrow Agent, whereby the Company delivered the Make Good Shares and the Listing Shares to the Escrow Agent, which shall be released from escrow to China Hand in accordance with the SPA as described above.

As partial consideration for the Company’s issuance of the Series B Preferred Stock, and in connection with the closing of the Private Placement, the Company and China Hand executed a Waiver (the “Waiver”) of certain post-closing obligations relating to the private placement consummated between the parties on August 20, 2008.   Specifically, China Hand waived its rights (i) to 557,212 shares of the Company’s Series A Preferred Stock held in escrow and due to China Hand as of the date of the closing pursuant to a Securities Purchase Agreement dated August 8, 2008 (the “August SPA”); provided that the Company agreed to deliver to China Hand 241,545 shares of Series A Preferred Stock and to place an additional 241,545 shares of Series A Preferred Stock into escrow, to be delivered to China Hand if the Company’s after-tax net income for the year ending December 31, 2009 is not at or above $5,000,000 (the “Amended Series A Make Good”); (ii) under Section 6.18 of the August SPA in favor of the Amended Series A Make Good; (iii) to liquidated damages under Section 6.31 of the August  SPA arising from the Company’ s failure to effect a reverse split of its Common Stock prior to March  31, 2009; and (iv) its rights to liquidated damages under a Registration Rights Agreement dated August 20, 2008, provided that the parties enter into the Amended and Restated Registration Rights Agreement.

In connection with the Private Placement, China Hand, together with the holders of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), will have the right to nominate an aggregate of four (4) members to the Company’s Board of Directors following the closing of the Private Placement.  In connection with the closing of the private placement consummated between the parties on August 20, 2008 as noted above, China Hand nominated John D. Kuhns and James Tie Li to the Company’s Board of Directors, and accordingly, may nominate up to two additional members to the Board of Directors.  John D. Kuhns is the president, chief executive officer, director and principle shareholder of Kuhns Brothers, and is a principal of China Hand.  James Tie Li is a consultant for Kuhns Brothers.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Warrants, SPA, Closing Escrow Agreement, Registration Rights Agreement, Securities Escrow Agreement and the Waiver, or the transactions contemplated thereby or a complete explanation of the material terms thereof.  The foregoing summary is qualified in its entirety by reference to the Warrants, SPA, Closing Escrow Agreement, Registration Rights Agreement, Securities Escrow Agreement and Waiver attached hereto as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 3.01	Unregistered Sales of Equity Securities

The information pertaining to the Series B Preferred Stock in Item 1.01 is incorporated herein by reference in its entirety. Neither the shares of Series B Preferred Stock or the shares of the Company’s common stock issuable upon conversion of the Series B Preferred Stock or the Warrants have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company issued these shares in reliance on the exemption from registration provided by Regulation D. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.03	Material Modification to the Rights of Security Holders

In connection with the Private Placement, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate”). Pursuant to the Certificate, there are 2,000,000 shares of Series B Preferred Stock authorized. The holders of the Series B Preferred Stock will be entitled to cumulative dividends at a rate of 6% of the price paid per share, as may be adjusted in accordance with the Certificate, per annum compounded daily and payable semi-annually.

Additionally, in addition to the right to vote as a separate class of securities, the holders of the Preferred Stock are entitled to vote together with the holders of the Company’s common stock, with each such holder of Preferred Stock entitled to the number of votes equal to the number of shares of the Company’s common stock in to which such Preferred Stock would be converted if converted on the record date for the taking of a vote.  For so long as the number of outstanding shares of Series B Preferred Stock is at least thirty percent (30%) of the total number of shares of Series B Preferred Stock issued under the SPA, the holders of Series B Preferred Stock shall vote together as a single class with the holders of the Company’s Common Stock, and the holders of any other class or series of shares entitled to vote with the Common Stock, with the holders of Series B Preferred Stock issued under the SPA being entitled to seventy percent (70%) of the total votes on all such matters regardless of the actual number of shares of Series B Preferred Stock then outstanding, and the holders of Series A Preferred Stock and Common Stock being entitled to their proportional share of the remaining 30% of the total votes based on their respective voting power as calculated under the Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and the Company’s Certificate of  Incorporation.

Each share of Series B Preferred Stock is initially convertible, at any time at the sole option of the holder of such Preferred Stock, into 35 shares of the Company’s Common Stock, subject to future adjustments as provided for in the Certificate. The Series B Preferred Stock shall automatically convert into shares of the Company’s common stock immediately prior to any transaction resulting in a change in control of the Company.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Certificate or a complete explanation of the material terms thereof. The foregoing summary is qualified in its entirety by reference to the Certificate attached hereto as Exhibit 4.2.

Item 5.01	Changes in Control of Registrant

Pursuant to the transactions contemplated by the Private Placement, the holders of the Series B Preferred Stock will beneficially own seventy percent (70%) of the Company’s outstanding voting power in accordance with the Certificate. Immediately following consummation of the Private Placement, China Hand transferred its rights to the Series B Preferred Stock to Vicis Capital Master Fund (“Vicis”). Accordingly, following the Private Placement, Vicis will own (i) 100% of the Company’s outstanding Series B Preferred Stock, which, as of the date of closing, entitles Vicis to 70% of the total voting power on all matters submitted to a stockholder vote, and (ii) 1,368,247 shares of the Company’s Series A Preferred Stock, which entitles Vicis to approximately 32.4% of the remaining 30% of the Company’s outstanding voting power following the issuance of the Series B Preferred Stock, or approximately 9.7% of the total outstanding voting power of the Company. Accordingly, following the Private Placement, Vicis owns approximately 79.7% of the total outstanding voting power of the Company. In addition, Vicis owns warrants to purchase an aggregate of 17,392,446 shares of the Company Common Stock, which on an as-converted basis would entitle Vicis to approximately 9.5% of the remaining 30% of the Company’s outstanding voting power following the issuance of the Series B Preferred Stock, or approximately 2.9% of the total outstanding voting power of the Company.

Accordingly, following the closing of the Private Placement, Vicis has acquired control of the Company  and  has  the power  to  control the  outcome  of  matters submitted to stockholders requiring a majority vote.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;Appointment of Principal Officers; Compensatory Arrangements of CertainOfficers

Departure of Chief Financial Officer

On April 16, 2009, Xiaoling Li resigned as the Chief Financial Officer of the Company, effective immediately.  Ms. Li’s resignation was not in connection with any disagreement with the Company.

Appointment of Chief Financial Officer

On April 16, 2009, Peng Mun Foo, age 38, was appointed as the Company’s Chief Financial Officer.  Mr. Foo initially joined the Company on January 1, 2009, in order to assist with the preparation of the Company’s financial statements for the year ended December 31, 2008.  Prior to joining the Company, Mr. Foo served as Director, Asia Pacific with International Alliance Associates LLC, a cross border strategic advisory entity, from June 2007 through December 2008.  From September 2004 through June 2007, Mr. Foo served as Deputy General Manager of London Asia Capital Plc, an Asia focused merchant banking and private equity fund management group.  From March 2002 to September 2004, Mr. Foo served as the Chief Operating Officer of Legg Mason Asset Management (Asia).  Mr. Foo has over 15 years of experience investing in and building businesses in Asia.  He is a Certified Public Accountant and has passed the Charter Financial Analyst level 2 exams.  Mr. Foo also holds a Singapore Fund Management Representative's license and is also a Licensed Private Equity Fund manager.

Pursuant to the terms of an informal employment agreement, the Company has agreed to pay to Mr. Foo an annual salary of $70,000.  Additionally, the Company has agreed to issue to Mr. Foo, contingent upon the achievement of certain performance-based milestones, which have not yet been determined, and upon the future adoption of a Company equity incentive plan, shares of the Company’s common stock pursuant to such plan.

Item 9.01	Financial Statements And Exhibits

(d)  Exhibits

Exhibit No.	Description
4.1	Form of Warrant

4.2	Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

10.1	Series B Convertible Preferred Stock Securities Purchase Agreement, between China New Energy Group Company and China Hand Fund I, L.P., dated April 30, 2009.

10.2	Closing Escrow Agreement, among China New Energy Group Company, China Hand Fund I, L.P. and Escrow LLC, dated April 30, 2009.

10.3	Amended and Restated Registration Rights Agreement, between China New Energy Group Company and China Hand Fund I, L.P., dated April 30, 2009.

10.4	Securities Escrow Agreement, among China New Energy Group Company, China Hand Fund I, L.P. and Escrow LLC, dated April 30, 2009.

10.5	Waiver between China New Energy Group Company and China Hand Fund I, L.P., dated April 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NEW ENERGY GROUP COMPANY

By:	/s/ Jiaji Shang
Jiaji Shang
President and Chief Executive Officer

Dated: May 6, 2009